Exhibit 32

Certification of Chief Executive Officer AND Principal Accounting and financial officer Pursuant to Rule 13(a) or 15(d) under the securities exchange act Of 1934 and 18 U.S.C. Section 1350

Each of the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2015 of Fred’s, Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 10, 2015	/s/ Jerry A. Shore
Jerry A. Shore
Chief Executive Officer

/s/ Lilia R. Lauren
Lilia R. Lauren
Senior Vice President of Finance
(Principal Accounting and Financial Officer)